SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      CENTIGRAM COMMUNICATIONS CORPORATION
               (Exact name of issuer as specified in its charter)


            DELAWARE                                         94-2418021
   (State or other jurisdiction                           (I.R.S. Employer
       of incorporation or                               Identification No.)
          organization)

                              91 East Tasman Drive
                               San Jose, CA 95134
                    (Address of principal executive offices)
                                ----------------

                             1997 Stock Option Plan
                        1991 Employee Stock Purchase Plan
                            (Full title of the plans)
                                ----------------

                                Robert L. Puette
                 Chief Executive Officer, President and Director
                      CENTIGRAM COMMUNICATIONS CORPORATION
                              91 East Tasman Drive
                               San Jose, CA 95134
                                 (408) 944-0250
            (Name, address and telephone number of agent for service)

                                ----------------
                                    Copy to:
                             Steven E. Bochner, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050







                         CALCULATION OF REGISTRATION FEE



                                           Proposed    Proposed
 Title of                                   Maximum     Maximum
Securities                      Amount     Offering    Aggregate     Amount of
  to be                          to be     Price Per    Offering   Registration
Registered                    Registered   Share (1)    Price(1)        Fee

--------------------------------------------------------------------------------
Common Stock issuable
    under the 1997 Stock
    Option Plan .............   300,000     $ 9.125    $2,737,500     $  761.03

Common Stock issuable
     under the 1991 Employee
     Stock Purchase Plan ....   125,000     $ 9.125    $1,140,625     $  317.09

Total Common Stock ..........   425,000     $ 9.125    $3,878,125     $1,078.12

--------------------------------------------------------------------------------

     (1) Estimated in accordance with Rule 457(h)(1) and 457(c) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market System on June 14, 1999.
================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The  following   documents  and  information   previously  filed  with  the
Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended January 30, 1999 and May 1, 1999.

     (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-1 (File No. 33-42039) as declared effective by the Commission on October 10, 1991, and any further amendment or report filed hereafter for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys'
fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          5.1 Opinion of counsel as to legality of securities being registered.

          23.1 Consent of Independent Auditors.

          23.2 Consent of Counsel (contained in Exhibit 5.1).

          24.1 Power of Attorney.


Item 9.   Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar, as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 18th day of June, 1999.

                            CENTIGRAM COMMUNICATIONS CORPORATION

                            By ______________________________________
                              /s/ Thomas E. Brunton
                               Senior Vice President and Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Puette his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                              Date
---------------------   ----------------------------------  --------------------

_____________________   Chief Executive Officer, President      June 14, 1999
/s/ Robert Puette       and Director (principal executive
                        officer)

_____________________   Sr. Vice President and Chief            June 14, 1999
/s/ Thomas E. Brunton   Financial Officer (principal
                        accounting and financial officer)

_____________________   Director                                June 15, 1999
/s/ James H. Boyle


_____________________   Director                                June 14, 1999
/s/ Doug Chance

_____________________   Director                                June 15, 1999
/s/ James F. Gibbons

_____________________   Director                                June 15, 1999
/s/ David Lee

_____________________   Director                                June 14, 1999
/s/ Dean O. Morton

_____________________   Director
Edward R. Kozel